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                                                                     EXHIBIT 4.8


                                     FORM OF

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                        TELESERVICES INTERNET GROUP INC.

                                       AND

                        THE INVESTOR(S) SIGNATORY HERETO


     STOCK PURCHASE AGREEMENT (the "Agreement"), between the persons subscribing for Preferred Shares by their signatures hereto (each an "Investor"), and TeleServices Internet Group Inc., a corporation organized and existing under the laws of the State of Florida (the "Company"), effective as of the date of acceptance by the Company as set forth on the signature page hereof.


     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase the Preferred Shares, as defined below.


     WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") or 4(6) of the United States Securities Act of 1933, as amended, and Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in the Company's securities to be made hereunder.


     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1. "Closing" shall mean the closing of the purchase and sale of the Preferred Shares pursuant to Section 2.1.

Section 1.2. "Closing Date" shall mean the date on which all conditions to the Closing have been satisfied (as defined in Section 2.1 (a) hereto) and the Closing shall have occurred.

Section 1.3. "Common Stock" shall mean the Company's $.0001 par value common stock.

Section 1.4. "Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Preferred Shares. Section 1.5. "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

Section 1.6. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.7. "Legend" shall mean the legend set forth in Section 9.1.


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Section 1.8.  "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

Section 1.9. "Outstanding" when used with reference to shares of Common Stock, shall mean, at any date as of which the number of such shares is to be determined, all issued and outstanding shares, and shall include all such shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such shares; provided, however, that "Outstanding" shall not mean any such shares then directly or indirectly owned or held by or for the account of the Company.

Section 1.10. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.11. "Preferred Shares" shall mean the shares of the Company's $.001 par value preferred stock being purchased by the Investor(s) and designated as "Series A Convertible Preferred Stock." The Preferred Shares shall be subject to the rights, preferences, privileges, restrictions, and conversion terms as set forth in the "Designation of Rights and Preferences of Series A Convertible Preferred Stock" in the form annexed hereto as Exhibit A.

Section 1.12. "Principal Market" shall mean the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ Small-Cap Market, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.13. "Purchase Price" shall mean two dollars (US$2.00) per each Preferred Share.

Section 1.14. "Registrable Securities" shall mean the Conversion Shares and the Warrant Shares until (i) the Registration Statement has been declared effective by the SEC, and all Conversion Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Conversion Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Conversion Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Conversion Shares and Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

Section 1.15. "Registration Statement" shall mean a registration statement on Form SB-2 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.


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Section 1.16. "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

Section 1.17. "SEC" shall mean the Securities and Exchange Commission.

Section 1.18. "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

Section 1.19. "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

Section 1.20. "SEC Documents" shall mean the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 and each report, proxy statement or registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof.

Section 1.21. "Warrant" shall mean the "Series A Common Stock Purchase Warrant" substantially in the form of Exhibit B to be issued to the Investor(s) upon conversion of the Preferred Shares. Section 1.22. "Warrant Shares" shall mean all shares of Common Stock issuable pursuant to exercise of the Warrant.

                                   ARTICLE II

                      PURCHASE AND SALE OF PREFERRED SHARES

Section 2.1. Investment.

     (a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase Preferred Shares on or before the Closing Date as follows:

          (i) Upon execution and delivery of this Agreement, the Investor shall deliver to the Company immediately available funds in the amount of the Purchase Price for the number of Preferred Shares set forth on the signature page hereof, and the Company shall deliver the Preferred Shares to the Investor within ten (10) business days after the Closing Date.

          (ii) The Closing, for purposes of this Agreement, shall be deemed to occur upon (i) satisfaction of the conditions set forth in Section 2.1(b), and (ii) completion of the offering of the Preferred Shares, as determined by the Company, but not later than March 31, 2000.

     (b) The Closing is subject to the satisfaction of the following conditions:

          (i) acceptance and execution by the Company and by the Investor, of this Agreement;

          (ii) all representations and warranties of the Investor contained herein shall remain true and correct as of the Closing Date (as a condition to the Company's obligations);


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          (iii)     all representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date (as a condition to the Investor's obligations);

          (iv) the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Shares, or shall have the availability of exemptions therefrom; and

          (v) the sale and issuance of the Preferred Shares hereunder shall be legally permitted by all laws and regulations to which the Investor and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement.

Section 2.2. Registration Rights. (a) The Company agrees that it will prepare and file with the Commission, within sixty (60) days after the Closing Date, a Registration Statement, at the sole expense of the Company (except as provided below), in respect of all Registrable Securities, so as to permit a public offering and resale of the Registrable Securities under the Act.

     (b) The Company shall use its best efforts to cause the Registration Statement to become effective within one-hundred-twenty (120) days from the Closing Date, or, if earlier, within five (5) days of SEC clearance to request acceleration of effectiveness. The Company will notify Investor of the effectiveness of the Registration Statement within one business day of such event.

     (c) The Company will maintain the Registration Statement or post-effective amendment until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the Investor receives an opinion of counsel to the Company that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iii) all Registrable Securities have been otherwise transferred to Persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) all Registrable Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company.

     (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel.

     (e) In the event that (i) the Registration Statement to be filed by the Company is not filed with the Commission within sixty (60) days from the Closing Date, (ii) the Registration Statement is not declared effective by the Commission within one-hundred-twenty (120) days from the Closing Date, or (iii) the Registration Statement is not maintained as effective by the Company for the period set forth in Section 2.2(c) above then the conversion terms of the Preferred Shares and the exercise price of the Warrants will be adjusted in the manner set forth in the form of Designation of Rights and Preferences of Series A Convertible Preferred Stock and the form of Common Stock Purchase Warrant, respectively.


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     (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Agreement.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1. Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Preferred Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Preferred Shares at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2. Sophisticated and Accredited Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Preferred Shares and the underlying Common Stock. The Investor acknowledges that an investment in the Preferred Shares is speculative and involves a high degree of risk.

Section 3.3. Authority. This Agreement and each agreement which is required to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4. Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5. Absence of Conflicts. The execution and delivery of this Agreement and any other agreements executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor or (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.6. Disclosure; Access to Information. The Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed or received copies of all SEC Documents that have been requested by it.


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                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


The Company represents and warrants to the Investor that, except as may be set forth in any Schedule of Exceptions attached hereto or as set forth in the SEC
Documents:

Section 4.1. Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Florida and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to issue the Preferred Shares, (ii) the execution, issuance and delivery of this Agreement and the Preferred Shares by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement and the Preferred Shares have been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 4.3. Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, par value $0.0001, of which approximately 253,000,000 shares are issued and outstanding as of December 31, 1999 and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issues and outstanding. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

Section 4.4. SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material


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indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

Section 4.5. Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investor's representations in Article III, the sale of the Preferred Shares will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for the Preferred Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Preferred Shares pursuant to, nor the Company's performance of its obligations under, this Agreement will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Preferred Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Common Stock to preemptive or other rights to subscribe to or acquire the Preferred Shares or other securities of the Company. The Preferred Shares shall not subject the Investor to personal liability to the Company or its creditors by reason of the possession thereof.

Section 4.6. No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Preferred Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Shares under the Securities Act.

Section 4.7. Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

Section 4.8. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Preferred Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Preferred Shares in accordance with the terms hereof (other than any SEC, OTC Bulletin Board or state securities filings that may be required to be made by the Company subsequent to Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the


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rules applicable to companies whose common stock trades on the OTC Bulletin
Board); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

Section 4.9. No Material Adverse Change. Since December 31, 1998, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

Section 4.10. No Undisclosed Events or Circumstances. Since December 31, 1998, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.11. No Misleading or Untrue Communication. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Preferred Shares in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.12. Material Non-Public Information. The Company has not disclosed to the Investor any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.13. No Misrepresentation. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to the Investor pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

                                   ARTICLE V

                            COVENANTS OF THE INVESTOR

Section 5.1. Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

Section 5.2. No Short Positions. The Investor agrees that neither the Investor nor any of his, her or its affiliates has entered, has the intention of entering, or will, at any time during which the Investor holds any equity securities of the Company, enter into any put option, short position or other similar instrument or position with respect to the Common Stock of the Company.

Section 5.3. Condition Precedent to Conversion of Preferred Shares. The Investor agrees that as a condition precedent to the conversion of any Preferred Shares and the Company's obligation(s) to issue Conversion Shares upon conversion of any of the Preferred Shares or Warrant Shares upon exercise of the Warrant, the holders of the Outstanding Common Stock of the Company must vote to approve an amendment to the Articles of Incorporation to restructure the existing capitalization so that a sufficient number of shares of Common Stock can be authorized and reserved for issuance as Conversion Shares and Warrant Shares.


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                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

Section 6.1. Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable following the Closing (but in any event prior to the effective date of the Registration Statement) to list the Registrable Securities on the Principal Market, if required by such market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Registrable Securities, and will take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) business days of the Company's receipt thereof, until the Investor has disposed of all of its Registrable Securities.

Section 6.2. Exchange Act Reporting. The Company will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investor has disposed of all of its Registrable Securities.

Section 6.3. Legends. The certificates evidencing the Preferred Shares, the Warrant and the Registrable Securities shall be free of legends, except as set forth in Article IX.

Section 6.4. Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

Section 6.5. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

Section 6.6. Issuance of Preferred Shares. The sale of the Preferred Shares shall be made in accordance with the provisions and requirements of Section 4(2) and Regulation D and any applicable state securities law. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to the Investor as required by all applicable Laws, and, upon request, shall provide a copy thereof to the Investor promptly after such filing.

                                  ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

Section 7.1. Survival. The representations, warranties and covenants made by each of the Company and the Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument,


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agreement and certificate entered into and delivered by them pursuant to this
Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2. Indemnity. (a) The Company hereby agrees to indemnify and hold harmless the Investor, its Affiliates and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all losses, claims, Damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

          (i) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

          (ii) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

     (b) The Investor hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

          (i) any misrepresentation, omission of fact, or breach of any of the Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement; or

          (ii) any failure by the Investor to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by the Investor pursuant to this Agreement.

Section 7.3. Notice. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 7.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to Section
7.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 7.4. Direct Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in
Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

Section 8.1. Due Diligence Review. Subject to Section 8.2, the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company). all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative or advisor.

Section 8.2. Non-Disclosure of Non-Public Information.

     (a) The Company shall not disclose material non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

     (b) Nothing herein shall require the Company to disclose material non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts.

                                   ARTICLE IX

                                     LEGENDS

Section 9.1. Legends. Unless otherwise provided below, each certificate representing Preferred Shares, the Warrant and Registrable Securities will bear the following legend or equivalent (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

Section 9.2. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the Warrant or the share certificates representing the Preferred Shares and Registrable Securities and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX. The Company will not engage an independent transfer agent with respect to the Preferred Shares or the Warrant.

Section 9.3. Investor's Compliance. Nothing in this Article shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Preferred Shares, the Warrant and the Registrable Securities.

                                   ARTICLE X

                                  CHOICE OF LAW

Section 10.1. Governing Law/Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made in Florida by persons domiciled in Florida and without regard to its principles of conflicts of laws. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in St. Petersburg, Florida, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in St. Petersburg, Florida, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Florida. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party including reasonable attorney's fees, in connection with such arbitration.

                                   ARTICLE XI

                                   ASSIGNMENT

Section 11.1. Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person.

                                  ARTICLE XII

                                     NOTICES

Section 12.1. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                     TeleServices Internet Group Inc.
                                       100 Second Avenue, Suite 1000
                                       St. Petersburg, FL 33701
                                       Attention:  Robert P. Gordon, Chairman
                                       Telephone: (727) 897-4000
                                       Facsimile: (727) 896-4206
with a copy to:                        Futro & Trauernicht LLC
(shall not constitute notice)          1401 Seventeenth Street
                                       11th Floor
                                       Denver, CO 80202
                                       Attention:  Peter G. Futro, Esq.
                                       Telephone:  (303) 295-3360
                                       Facsimile:  (303) 295-1563

if to the Investor:                    As set forth on the signature page


Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Section 12.1.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1. Counterparts/ Facsimile/ Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of any exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 13.3. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5. Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant or a certificate representing the Preferred Shares or the Registrable Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.6. Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder.

Section 13.7. Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby. Provided, however, the Company reserves the right to pay a commission or finder's fee of up to ten percent of the gross proceeds received by the Company from the sale of Preferred Shares to other Investors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized:, as of the dates set forth below.


Address:                                   INVESTOR:



-------------------------------            -------------------------------------
                                                    Name of Investor



                                           By:
-------------------------------               ----------------------------------


                                           Print Name:
-------------------------------                       --------------------------


Telephone:                                 Title:
          ---------------------                  -------------------------------


Fax:                                       Date:
    ---------------------------                 --------------------------------


NUMBER OF PREFERRED SHARES TO BE PURCHASED:
                                            --------------------


================================================================================


ACCEPTED:                                  TELESERVICES INTERNET GROUP INC.



DATED:                                     By:
      -----------------------                  ---------------------------------
                                               Robert P. Gordon, Chairman